Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 9, 1994, except for Note 14 as to which the date is March 24, 1994, on our audits of the financial statements and
financial  statement schedules of Food Lion, Inc.   We  also
consent to the reference to our firm under the captions "Selected Financial Data"and "Experts."




                              COOPERS & LYBRAND

Charlotte, North Carolina
May 27, 1994